Exhibit 99.1

Fiscal Year 2014 1st Quarter Earnings Call October 29, 2013

2 Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected, anticipated or implied. The most significant of these uncertainties are described in Carpenter’s filings with the Securities and Exchange Commission including its annual report on Form 10-K for the year ended June 30, 2013 and the exhibits attached to that filing. They include but are not limited to: (1) the cyclical nature of the specialty materials business and certain end-use markets, including aerospace, defense, industrial, transportation, consumer, medical, and energy, or other influences on Carpenter’s business such as new competitors, the consolidation of competitors, customers, and suppliers or the transfer of manufacturing capacity from the United States to foreign countries; (2) the ability of Carpenter to achieve cost savings, productivity improvements or process changes; (3) the ability to recoup increases in the cost of energy, raw materials, freight or other factors; (4) domestic and foreign excess manufacturing capacity for certain metals; (5) fluctuations in currency exchange rates; (6) the degree of success of government trade actions; (7) the valuation of the assets and liabilities in Carpenter’s pension trusts and the accounting for pension plans; (8) possible labor disputes or work stoppages; (9) the potential that our customers may substitute alternate materials or adopt different manufacturing practices that replace or limit the suitability of our products; (10) the ability to successfully acquire and integrate acquisitions, including the Latrobe acquisition; (11) the availability of credit facilities to Carpenter, its customers or other members of the supply chain; (12) the ability to obtain energy or raw materials, especially from suppliers located in countries that may be subject to unstable political or economic conditions; (13) Carpenter’s manufacturing processes are dependent upon highly specialized equipment located primarily in facilities in Reading and Latrobe, Pennsylvania for which there may be limited alternatives if there are significant equipment failures or catastrophic event; and (14) Carpenter’s future success depends on the continued service and availability of key personnel, including members of our executive management team, management, metallurgists and other skilled personnel and the loss of these key personnel could affect our ability to perform until suitable replacements are found. Any of these factors could have an adverse and/or fluctuating effect on Carpenter’s results of operations. The forward-looking statements in this document are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Carpenter undertakes no obligation to update or revise any forward-looking statements. Non-GAAP Financial Measures Some of the information included in this presentation is derived from Carpenter’s consolidated financial information but is not presented in Carpenter’s financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP). Certain of these data are considered “non-GAAP financial measures” under SEC rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. Reconciliations to the most directly comparable GAAP financial measures and management’s rationale for the use of the non-GAAP financial measures can be found in the Appendix to this presentation. Cautionary Statement

1st Quarter FY14 Summary Bill Wulfsohn President and Chief Executive Officer 3

Q1 earnings in-line with our expectations – effectively managing through: seasonal impacts generally soft market environment Solid operational execution Drove strong overhead cost control Achieved strong manufacturing performance Volume up 1%, revenue down 7% due to mix change Well positioned for future growth Early indications that end-markets are beginning to firm up Athens remains on-time and on-budget Extended and expanded numerous long term agreements 1st Quarter FY14 Summary 4

End Market Highlights

		Q1'14 Net Sales ex. Sur ($M)*		vs. Q1'13	vs. Q4'13	Comments
	Aerospace & Defense	182.9	45%	-6%	-20%	• Airplane delivery rates** up 9% Aug YTD 2013 vs. 2012 • Numerous customers have publicly announced temporary production reductions • Solid YOY growth in titanium fastener demand
	Energy	59.1	14%	-15%	-27%	• Rig count down 1% vs. same quarter last year, but clear shift towards drill collar rentals vs. purchases • Gas turbine orders were down vs. prior year
	Medical	25.0	6%	-10%	-5%	• Volumes stabilizing but industry cost reduction efforts continue • Expect modest resumption of demand as OEM inventories reach structurally low levels • Titanium pricing extremely competitive - lead times remained short
	Transpor-tation	25.5	6%	-2%	-9%	• Strong volume growth – N. American auto sales grew 3% Aug YTD • European light vehicle sales declined 4% YOY for June YTD • Carpenter directly benefiting from strong demand growth for materials used in newest engine platform fuel delivery systems
	Industrial & Consumer	85.8	21%	-1%	-12%	• Strong demand for materials used in sporting good, industrial valve and infrastructure materials • Softer demand within electronics and distribution channels

*Excludes sales through Carpenter's Distribution business

** Boeing and Airbus

Volume up 1%, sales down 7% due to mix

© 2013 CRS Holdings, Inc. All rights reserved

CARPENTER®

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Tony Thene Senior Vice President and Chief Financial Officer 6 1st Quarter FY14 Financial Overview

Q1 Net income of $34.6 million or $0.65 per share Sales, excluding surcharge, of $412.1 million Aerospace and Energy comprised 59% of sales Operating margins (ex pension EID) increased sequentially by 20 basis points due to focused cost control and manufacturing efficiencies Cash Flow from Operations of $64.0 million and Free Cash Flow of negative $60.5 million Capital expenditures of $114.9 million, largely related to Athens $693 million of total liquidity $201 million of cash $492 million of available revolving credit facility 7 1st Quarter FY14 Financial Overview

Income Statement Summary Sequential change in earnings per share in-line with normal seasonality 8 * Detailed schedule included in Non-GAAP Schedules in Appendix $ Millions, except per-share amounts Q1-13 Q4-13 Q1-14 Sequential Change Net Sales 544.9 611.8 498.6 (113.2) Sales ex. Surcharge * 440.8 496.6 412.1 (84.5) Gross Profit 109.3 120.5 103.3 (17.2) % of Sales ex. Surcharge 24.8% 24.3% 25.1% 0.8 %pts Selling, General and Administrative Expenses 47.7 55.1 47.5 (7.6) % of Sales ex. Surcharge 10.8% 11.1% 11.5% 0.4 %pts Operating Income ex. Pension EID * 69.6 73.4 61.8 (11.6) % of Sales ex. Surcharge 15.8% 14.8% 15.0% 0.2 %pts Effective Tax Rate 33.2% 30.7% 32.8% 2.1% Net Income 39.5 40.9 34.6 (6.3) Diluted Earnings Per Share $0.74 $0.77 $0.65 ($0.12)

9 Free Cash Flow Summary $ Millions Q1-13 Q1-14 Change Net Income + Non-cash Items 82 76 (6) Inventory (79) (47) 32 Other working capital 8 37 29 Total Net Working Capital (71) (10) 61 Pension Plan Contributions - Required (48) (2) 46 Net Cash from Operating Activities (37) 64 101 Before Discretionary Pension Plan Contributions Pension Plan Contribution - Discretionary 0 0 0 Net Cash from Operating Activities (37) 64 101 Purchases of property, equipment and software (56) (115) (59) Dividends paid (10) (10) 0 Free Cash Flow (103) (61) 42

SAO Business Update Andy Ziolkowski Senior Vice President Commercial, Specialty Alloys Operations 10

Q1 Operating Results Q1 Business Highlights Q2-14 Outlook Anticipated impacts from Seasonal volume decline from Q4FY13 Major planned maintenance on Reading forge Year-over-year volume increase in Transportation and Industrial & Consumer Weaker mix driven by continued aerospace destocking Focused cost controls and manufacturing efficiencies Order activity and backlog stabilizing Continuing supply chain adjustments in Aerospace and lower power generation sales Slightly weaker mix due to more value oriented sales Reduced production levels SAO Segment Summary 11 SAO Segment Q1-14 Results and Q2-14 Outlook Q1-13 Q4-13 Q1-14 vs LY vs Q4 Pounds Sold ('000) 62,657 72,190 63,414 757 (8,776) Sales ex. Surcharge ($M) 326.2 377.8 307.6 (18.6) (70.2) Op Inc ex. EID ($M) 67.2 80.4 63.7 (3.5) (16.7) % of Sales ex. Surcharge 20.6% 21.3% 20.7% 0.1% -0.6%

PEP Business Update Gary Heasley Senior Vice President Performance Engineered Products 12

Q1 Operating Results Q1 Business Highlights Q2-14 Outlook Improved operating income driven by: Reduced cost base in powder business Increased drill collar rentals Sales down 11% sequentially Seasonal volume decline Lower powder sales Solid Aerospace titanium fastener demand Slightly weaker mix at Dynamet Powder sales expected to remain weak Equipment sold into the Oil & Gas market to remain under pressure due to lower capex by service companies Continued operational improvements PEP Segment Summary 13 PEP Segment Q1-14 Results and Q2-14 Outlook Q1-13 Q4-13 Q1-14 vs LY vs Q4 Pounds Sold ('000) 3,384 3,502 2,726 (658) (776) Sales ex. Surcharge ($M) 133.3 131.4 117.5 (15.8) (13.9) Op Inc ex. EID ($M) 14.5 8.9 11.6 (2.9) 2.7 % of Sales ex. Surcharge 10.9% 6.8% 9.9% -1.0% 3.1%

Growth Opportunities Bill Wulfsohn President and Chief Executive Officer 14

Growth Enablers

Driving Innovation & Responding to Increased Customer Demand

Athens Facility



- Remains on-time and on-budget
- 519,000 square feet now under roof
- 2/3^{rds} of capex spend completed
- Multiple high level customer visits
- Taking actions based on increased insourcing opportunities

United Technologies



- Multi-level agreement covering superalloy powder and other high value aerospace materials
- Expands supply position with UTC to ~ $600m over 10 years
- Further supports Athens facility investment

Temper Tough ™ Alloy


Rocker Panel

- Major technical gains with United States Steel Corp.
- Achieved strength and ductility compatible with warm and cold forming
- Lightweighting solution that fits within existing global auto infrastructure
- Initial demand will likely exceed Carpenter's production capacity

© 2013 CRS Holdings, Inc. All rights reserved

CARPENTER®

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1st Quarter FY14 Summary 16 Q1 Highlights Strong execution in a difficult environment Seasonal impacts Generally soft market conditions Extensive Reading forge maintenance Met our earnings expectations Cash flow was negative due to significant capex spend – but better than expected with strong cash flow from operations Athens facility remains on-time and on-budget Forward Outlook Q2 is expected to be most challenging quarter in FY14 Stable volume, but mix remains weak At least same seasonal decline as last year Heavy capex spend will drive negative free cash flow Still expecting recovery in 2nd half of fiscal year Market fundamentals point toward recovery, but timing uncertain Seeing some positive early indications We remain bullish longer term Clear strategy/solid team Athens nearly complete – strong positive cash flow on the horizon Strong balance sheet and flexibility to redeploy cash

Appendix of Non-GAAP Schedules 17

18 Preliminary Non-GAAP Unaudited Schedules (in millions) OPERATING MARGIN EXCLUDING SURCHARGE AND PENSION EARNINGS, INTEREST AND DEFERRALS Q1-13 Q4-13 Q1-14 Net sales 544.9 $ 611.8 $ 498.6 $ Less: surcharge revenue 104.1 115.2 86.5 Consolidated net sales excluding surcharge 440.8 $ 496.6 $ 412.1 $ Operating income 61.6 $ 65.4 $ 55.8 $ Pension earnings, interest & deferrals 8.0 8.0 6.0 Operating income excluding pension earnings, interest and deferrals 69.6 $ 73.4 $ 61.8 $ Operating margin excluding surcharge and pension earnings, interest and deferrals 15.8% 14.8% 15.0% Management believes that removing the impacts of raw material surcharges from net sales and operating margin provides a more consistent basis for comparing results of operations from period to period. Management believes that excluding the impact of pension earnings, interest and deferrals, which may be volatile due to changes in the financial markets, is helpful in analyzing the true operating performance of the Company.

19 Preliminary Non-GAAP Unaudited Schedules (in millions) FREE CASH FLOW Q1-13 Q1-14 Net cash provided from (used for) operating activities (36.7) $ 64.0 $ Purchases of property, equipment and software (56.4) (114.9) Dividends paid (9.6) (9.6) Free cash flow (102.7) $ (60.5) $ Management believes that the free cash flow measure provides useful information to investors regarding our financial condition because it is a measure of cash generated which management evaluates for alternative uses.